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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-62128


                          SUNGARD(R) DATA SYSTEMS INC.


                       SUPPLEMENT DATED NOVEMBER 23, 2001
                                       TO
                         PROSPECTUS DATED JULY 19, 2001


This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.

Under the caption "SELLING STOCKHOLDERS," the line item regarding Steven N. Rappaport is amended and restated as follows:


                                                  # of Shares     # of Shares
                                                 Owned Before    Being Offered
        Name of Selling Stockholder              the Offering       For Sale
    ------------------------------------------- --------------  --------------
    Steven N. Rappaport.......................      2,020,208        2,020,208

    The Garson Rappaport Family Foundation....         23,500           23,500